UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 22, 2017
CIDARA THERAPEUTICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36912	46-1537286
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6310 Nancy Ridge Drive, Suite 101
San Diego, California 92121
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (858) 752-6170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On December 22, 2017, Marc Wilson notified Cidara Therapeutics, Inc. (the “Company”) of his resignation from his position as Principal Accounting Officer, effective as of January 3, 2018.
Matthew Onaitis, the Company’s current Principal Financial Officer, will assume the role of Principal Accounting Officer as of the effective date of Mr. Wilson’s resignation.
Mr. Onaitis has been serving as the Company’s Chief Financial Officer, General Counsel and Secretary since July 2016. There will be no change to Mr. Onaitis’ compensation arrangements with the Company as a result of his appointment as Principal Accounting Officer. There are no family relationships between Mr. Onaitis and any of the Company’s current or former directors or executive officers. Mr. Onaitis is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 28, 2017	CIDARA THERAPEUTICS, INC.
By: /s/ Jeffrey L. Stein, Ph.D. Name: Jeffrey L. Stein, Ph.D. Title: President and Chief Executive Officer

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